EXHIBIT 1.1



                             OEI International, Inc.

                                4,300,000 Shares 1
                                  Common Stock
                               ($0.001 par value)

                             Underwriting Agreement


                                                              New York, New York
                                                                          , 1998

Smith Barney Inc.
CIBC Oppenheimer Corp.
Sanders Morris Mundy Inc.
As Representatives of the several Underwriters, c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

      OEI International, Inc., a Delaware corporation ("OEI"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 4,300,000 shares of Common Stock, $0.001 par value ("Common Stock") of OEI (said shares to be issued and sold by OEI being hereinafter called the "Underwritten Securities"). OEI also proposes to grant to the Underwriters an option to purchase up to 645,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof.



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     1 Plus an option to purchase from OEI, up to 645,000 additional shares to cover over-allotments.

      1. REPRESENTATIONS AND WARRANTIES. OEI represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

         (a) OEI has prepared and filed with the Commission a registration statement (Reg. No. 333-50323) on Form S-1, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities. OEI may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. OEI will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), OEI has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as OEI has advised you, prior to the Execution Time, will be included or made therein.

         (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that OEI makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to OEI by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

         (c) Each of OEI and its subsidiaries and each of Petrocon Engineering, Inc., a Texas corporation, and its subsidiaries ("Petrocon"), W-Industries, Inc., a Texas corporation ("W-I"),

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
Paulus, Sokolowski and Sartor, Inc., a New Jersey corporation ("PS&S"), Gulsby Engineering, Inc., a Texas corporation and its subsidiary ("GEI") and Chemical & Industrial Engineering, Inc., a Kentucky corporation ("C&I"), (each of W-I, PS&S, GEI and C&I, individually a "Company" and, collectively, the "Companies") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of OEI and its subsidiaries, Petrocon and its subsidiaries and the Companies and their respective subsidiaries, taken as a whole (a "Material Adverse Effect").

         (d) All the outstanding shares of capital stock of each of OEI and its subsidiaries, Petrocon and its subsidiaries and the Companies and their subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of each of OEI and its subsidiaries, Petrocon and its subsidiaries and the Companies and their subsidiaries are owned by OEI, Petrocon or such Company, as the case may be, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances of any kind.

         (e) OEI's authorized capitalization is as set forth in the Prospectus; the capital stock of OEI conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly issued free of preemptive and other rights and encumbrances, fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of OEI are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in OEI are outstanding.

         (f) There is no franchise, contract or other document, or any transaction that has occurred between or among OEI and its subsidiaries, Petrocon and its subsidiaries or any Company and its subsidiaries, or any of the officers or directors or any affiliate or affiliates of OEI and its subsidiaries, Petrocon and its subsidiaries or any Company and its subsidiaries of a character required to be described in the Registration Statement or Prospectus, or, in case of a franchise, contract or other document, to be filed as an exhibit thereto, which is not described or filed as required.

         (g) This Agreement has been duly authorized, executed and delivered by OEI and constitutes a valid and binding obligation of OEI enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal and state securities laws or principles of public policy and subject to qualification that the enforceability of OEI's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

         (h) OEI will not, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, be an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

         (j) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach, violation or default (or an event which with notice or lapse of time or both could become a default) or imposition of any lien, charge or encumbrance upon any property or assets of OEI and its subsidiaries, Petrocon and its subsidiaries or any Company and its subsidiaries pursuant to, (i) the charter or by-laws of OEI and its subsidiaries, Petrocon and its subsidiaries or any Company and its subsidiaries,
(ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument or give rise to any right of termination, amendment acceleration or cancellation of any such indenture, contract, lease, agreement or other obligation to which OEI and its subsidiaries, Petrocon and its subsidiaries or any Company and its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to OEI and its subsidiaries, Petrocon and its subsidiaries or any Company and its subsidiaries, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over OEI and its subsidiaries, Petrocon and its subsidiaries or any Company and subsidiaries, or any of its or their properties.

         (k) No holders of securities of OEI have rights to the registration of such securities under the Registration Statement, OEI has obtained from all officers and directors of OEI and the stockholders of Petrocon and the Companies (collectively, the "Stockholders"), their enforceable written agreement that for a period of at least [two years] from the date of this Agreement they will not, sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of any shares of Common Stock or any security convertible or exchangeable for Common Stock (other than shares acquired on exercise of employee stock options by stockholders who are not directors or executive officers of OEI or beneficial owners of 5% or more of the Common Stock), without the prior written consent of Smith Barney Inc.

         (l) The respective historical financial statements and schedules of OEI and its subsidiaries, Petrocon and its subsidiaries and each Company and its subsidiaries, included in the Prospectus and the Registration Statement present fairly in all material respects the respective financial condition, results of operations and cash flows of OEI and its subsidiaries, Petrocon and its subsidiaries and each Company and its subsidiaries, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions "Summary Historical and Pro Forma Combined Financial Data" and "Selected Historical and Pro Forma Combined Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma combined financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma combined financial statements included in the Prospectus and the Registration Statement. The pro forma combined financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

         (m) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving OEI or any of its subsidiaries, Petrocon or any of its subsidiaries or any Company or any of its subsidiaries, or its or their property is pending or, to the best knowledge of OEI and its subsidiaries, Petrocon and its subsidiaries and each Company and its subsidiaries, threatened, that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

         (n) Each of OEI and its subsidiaries, Petrocon and its subsidiaries and the Companies and their subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

         (o) None of OEI or its subsidiaries, Petrocon or its subsidiaries or any Company or its subsidiaries is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except for such violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Effect, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over OEI and its subsidiaries, Petrocon and its subsidiaries or any Company and its subsidiaries or any of their respective properties, as applicable except for such violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Effect.

         (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, there has not been any material adverse change or development or event involving a prospective material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of any of OEI and its subsidiaries, Petrocon and its subsidiaries or any Company and its subsidiaries, respectively, taken as a whole, whether or not arising from transactions in the ordinary course of business or from events beyond their control; neither OEI and its subsidiaries, Petrocon and its subsidiaries nor any Company and its subsidiaries has entered into any transaction, other than in the ordinary course of business, that is material to OEI and its subsidiaries, Petrocon and its subsidiaries or any Company and its subsidiaries, respectively; neither OEI and its subsidiaries, Petrocon and its subsidiaries nor any Company and its subsidiaries has sustained any material loss or interference with its assets, businesses or properties from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree. Since the date of the latest respective consolidated balance sheets included in the Registration Statement and the Prospectus, except as reflected in the Registration Statement and the Prospectus, neither OEI and its subsidiaries, nor Petrocon and its subsidiaries nor any Company and its subsidiaries has incurred any liability or obligation, direct or contingent, except for liabilities or obligations undertaken in the ordinary course of business, including purchases or leases of equipment.

         (q) Arthur Andersen LLP, which has certified the annual historical financial statements of OEI and its subsidiaries for the year ended December 31, 1997, Petrocon and its subsidiaries for the years ended December 31, 1996 and 1997 and for each Company and its subsidiaries, if any, for the years ended December 31, 1996 and 1997, and delivered their report with respect to the audited financial statements and schedules included in the Prospectus, are independent public accountants with respect to OEI within the meaning of the Act and the applicable published rules and regulations thereunder.

         (r) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by OEI or sale by OEI of the Securities.

         (s) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), each of OEI and its subsidiaries, Petrocon and its subsidiaries and each Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of OEI and its subsidiaries, Petrocon and its subsidiaries and each Company and its subsidiaries, taken as a whole), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

         (t) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), no labor problem or dispute with the employees of OEI or its subsidiaries, Petrocon or its subsidiaries or any Company or its subsidiaries exists or, to the best knowledge of OEI and its subsidiaries, Petrocon and its subsidiaries and each Company and its subsidiaries, is threatened or imminent, and neither OEI, Petrocon nor any Company is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

         (u) Each of OEI and its subsidiaries, Petrocon and its subsidiaries and the Companies and their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring OEI and its subsidiaries, Petrocon and its subsidiaries and each Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; OEI and its subsidiaries, Petrocon and its subsidiaries and each Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by OEI or its subsidiaries, Petrocon or its subsidiaries or any Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither OEI or its subsidiaries, Petrocon or its subsidiaries nor any Company or its subsidiaries has been refused any insurance coverage sought or applied for; and neither OEI or its subsidiaries, Petrocon or its subsidiaries nor any Company or its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

         (v) Except as set forth in or contemplated by the Prospectus (exclusive of any supplements thereto), no subsidiary of OEI, Petrocon or any Company is currently prohibited, directly or indirectly, from paying any dividends to any of OEI, Petrocon or any Company or its parent Company, respectively, from making any other distribution on such subsidiary's capital stock, from repaying to any of OEI, Petrocon or any Company or its parent Company, respectively, any loans or advances to such subsidiary from OEI, Petrocon or any Company, respectively, or from transferring any of such subsidiary's property or assets to any of OEI, Petrocon or any Company or its parent Company, respectively, or any other subsidiary of OEI, Petrocon or any Company.

         (w) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), each of OEI and its subsidiaries, Petrocon and its subsidiaries and the Companies and their subsidiaries possesses all licenses, certificates, permits and other authorizations (collectively, "Permits") issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its respective business, except any Permits as to which the failure to possess the same would not, individually or in the aggregate, result in a Material Adverse Effect, and neither OEI and its subsidiaries, Petrocon and its subsidiaries nor any Company and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

         (x) OEI, Petrocon and each Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) Neither OEI nor Petrocon or any Company has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of OEI to facilitate the sale or resale of the Securities.

         (z) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), each of OEI and its subsidiaries, Petrocon and its subsidiaries and the Companies and their subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as set forth in the Prospectus, neither OEI and its subsidiaries, Petrocon and its subsidiaries nor any Company and its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         (aa) In the ordinary course of business, each of Petrocon and the Companies periodically reviews the effect of Environmental Laws on their respective business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, Petrocon and each Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of OEI and its subsidiaries, Petrocon and its subsidiaries and each Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

         (bb) Each of OEI and its subsidiaries, Petrocon and its subsidiaries and each Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of OEI and its subsidiaries, Petrocon and its subsidiaries and each Company and its subsidiaries are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, except for failures to fulfill its obligations or be in compliance which would not, individually or in the aggregate, result in a Material Adverse Effect. None of OEI and its subsidiaries, Petrocon and its subsidiaries or any Company and its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

         (cc) OEI has no significant subsidiaries as defined by Rule 1-02 of Regulation S-X other than Petrocon or the Companies.

         (dd) Each of OEI and its subsidiaries, Petrocon and its subsidiaries and the Companies and their subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") described in the Prospectus or material to the conduct of OEI's business as now conducted or as proposed in the Prospectus to be conducted.

         (ee) OEI (i) does not have any material lending or other relationship with any bank or lending affiliate of Salomon Smith Barney Holding Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Smith Barney Holding Inc.

         (ff) OEI is in compliance in all material respects with the Commission's staff legal bulletin No. 5 dated October 8, 1997 related to Year 2000 compliance.

      Any certificate signed by any officer of OEI and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by OEI as to matters covered thereby to each Underwriter.

      2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, OEI agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from OEI, at a purchase price of $_________ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, OEI hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 645,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to OEI setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities by OEI, and payment therefor to OEI, shall be made as provided in Section 3 hereof. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

      3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on ________ , 1998, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and OEI or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of OEI by wire transfer payable in same-day funds to an account specified by OEI. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

      If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, OEI will deliver the Option Securities (at the expense of OEI) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of OEI by wire transfer payable in same-day funds to an account specified by OEI. If settlement for the Option Securities occurs after the Closing Date, OEI will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

      4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

      5. AGREEMENTS. OEI agrees with the several Underwriters that:

         (a) OEI will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, OEI will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless OEI has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), OEI will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. OEI will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b)

Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by OEI of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. OEI will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, OEI promptly will (1) notify the Representatives of any such event;
(2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

         (c) As soon as practicable, OEI will make generally available to its security holders and to each Representative an earnings statement or statements of OEI and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

         (d) OEI will furnish to each Representative and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

         (e) OEI will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; PROVIDED that in no event shall OEI be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

         (f) OEI will not, and will cause its directors, officers and the Stockholders not to, without the prior written consent of Smith Barney Inc. for a period of [two years] following the Execution Time (the "Lockup"), sell, offer to sell, solicit an offer to buy, contract to sell, grant an option to purchase, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by OEI or any affiliate of OEI or any person in privity with OEI or any affiliate of OEI) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; PROVIDED, HOWEVER, that OEI may issue Common Stock (i) in connection with acquisitions; (ii) pursuant to awards under OEI's 1998 Incentive Plan and Employee Stock Purchase Plan; and
(iii) pursuant to the exercise of warrants outstanding as of the Closing, and its stockholders (other than directors and officers of OEI and those of its stockholders who are beneficial owners of 5% or more of the Common Stock) may sell shares of Common Stock to the extent such share were acquired on the exercise of employee stock options.

         (g) OEI will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of OEI to facilitate the sale or resale of the Securities.

         (h) OEI agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of OEI representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of OEI's, Petrocon's and each Company's accountants and the fees and expenses of their respective counsel (including local and special counsel); and (x) all other costs and expenses incident to the performance by OEI, Petrocon and each Company of its respective obligations hereunder.

      6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of OEI contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of OEI made in any certificates pursuant to the provisions hereof, to the performance by OEI of its obligations hereunder and to the following additional conditions:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
(ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) The mergers of Petrocon and the Companies with the subsidiaries of OEI (the "Mergers") have been completed substantially in accordance with the terms of those certain Agreements and Plans of Reorganization, each dated April 10, 1998, by and among OEI and Petrocon and the Companies and certain other parties (collectively, the "Reorganization Agreements"), without the waiver or modification of any material term or condition thereof.

         (c) OEI shall have furnished to the Representatives the opinion of Porter & Hedges, L.L.P., counsel for OEI, dated the Closing Date and addressed to the Representatives, to the effect that:

         (i) each of OEI and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus;

         (ii) the outstanding shares of capital stock of each of OEI and its subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by OEI either directly, or indirectly through one of the other subsidiaries, free and clear of any perfected security interest and, to the best knowledge of such counsel after due inquiry, any other security interest, claim, lien or encumbrance of any kind;

         (iii) each of the Reorganization Agreements (which have been filed with the Commission as exhibits to the Registration Statement) has been duly authorized, executed and delivered by OEI and constitutes the valid and binding obligation of OEI; the Mergers as described in the Prospectus have been completed and to the best knowledge of such counsel do not constitute any violation, breach or default (or an event which with notice or lapse of time or both could become a default) under any material contract, agreement or other obligation or give rise to any right of termination, amendment, acceleration or cancellation of any such contract, agreement or other obligation of OEI and its subsidiaries, or to their knowledge, Petrocon and its subsidiaries and each Company and its subsidiaries, and to the best knowledge of such counsel, all the necessary consents or waivers have been obtained for the Mergers;

         (iv) the authorized, issued and outstanding capital stock of OEI conforms in all material respects to the description thereto set forth under the caption "Capitalization" in the Prospectus as of the date of the Prospectus and as adjusted, as of the date hereof, giving effect to the Mergers; the capital stock of OEI conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly issued free of any statutory, preemptive or other rights, fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of OEI are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, to the best knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in OEI are outstanding;

         (v) there is no pending, or to the best knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving OEI or its subsidiaries, Petrocon or its subsidiaries or any Company or its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement, which is not adequately disclosed in the Prospectus, and to the best knowledge of such counsel there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the heading "Risk Factors -- Government Regulation"; "Business -- Government Regulation"; "The Company -- Summary of the Terms of the Pending Acquisitions," "Management" and "Description of Capital Stock," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings and fairly summarize, in all material respects, the matters referred to therein;

         (vi) the Registration Statement has become effective under the Act; any required filing of the Prospectus and any supplements thereto, pursuant to Rule 424(b), have been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and, such counsel has no reason to believe that on the Effective Date or at the Execution Time, the Registration Statement contains or contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

         (vii) this Agreement has been duly authorized, executed and delivered by OEI;

         (viii) OEI is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

         (ix) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

         (x) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of OEI and its subsidiaries pursuant to, (i) the charter or by-laws of OEI and its subsidiaries, (ii) to the best knowledge of counsel, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which OEI and its subsidiaries is a party or bound or to which its or their property is subject, or (iii) to the best knowledge of counsel, any statute, law, rule, regulation, judgment, order or decree applicable to OEI and its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over OEI and its subsidiaries or any of its or their properties; and

         (xi) Except as set forth in the Prospectus (exclusive of any supplement thereto) and the Registration Statement, no holders of securities of OEI have rights to the registration of such securities under the Registration Statement.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas, the General Corporation Law of the State of Delaware, or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable (and shall so state in their opinion to the Underwriters) and who are satisfactory to counsel for the Underwriters, (B) as to matters involving Petrocon and its subsidiaries and the Companies and their respective subsidiaries, as applicable, upon the opinions of , and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of OEI and public officials; PROVIDED that the Underwriters and their counsel may rely on such opinions and that such counsel shall state that the opinion of any other counsel is in form and scope satisfactory to such counsel and it believes that they are justified in relying on such opinions. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date. References to the Prospectus in this paragraph (c) include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of OEI and shall so state therein.

      (d) The Representatives shall have received the opinions of counsel of Petrocon and of each of the Companies addressed to the Underwriters in the respective form attached hereto as Exhibit A.

      (e) The Representatives shall have received from Morgan, Lewis & Bockius LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and OEI shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of OEI and shall so state therein.

      (f) OEI shall have furnished to the Representatives a certificate of OEI, signed by the Chairman of the Board or the President and the principal financial or accounting officer of OEI, dated the Closing Date, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

         (i) the representations and warranties of OEI contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and OEI has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

         (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to OEI's knowledge, threatened;

         (iii) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; and

         (iv) the Mergers have been completed substantially in accordance with the terms of the Reorganization Agreements, without the waiver or modification of any material term or condition thereof.

      (g) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of OEI for the three-month periods ended March 31, 1998 and 1997, and as at March 31, 1998, in accordance with Statement on Auditing Standards No. 71 and stating in effect that:

         (i) in their opinion, the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

         (ii)on the basis of a reading of the amounts included in the Registration Statement and the Prospectus under the headings "Summary Historical and Pro Forma Combined Financial Data" and "Selected Historical and Pro Forma Combined Financial Data"; reading the latest unaudited financial statements made available by OEI and its subsidiaries; their limited review , in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the three-month period ended, March 31, 1998, and as at March 31, 1998; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of OEI and its subsidiaries, Petrocon and its subsidiaries and the Companies and their respective subsidiaries; and inquiries of certain officials of each of OEI, Petrocon and the Companies who have responsibility for financial and accounting matters of OEI, Petrocon and the Companies as to transactions and events subsequent to December 31, 1997, nothing came to their attention which caused them to believe that:

            (1) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to Registration Statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

            (2) with respect to the period subsequent to December 31, 1997, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt, capital stock or any decrease in the stockholders' equity or working capital of OEI and its subsidiaries, Petrocon and its subsidiaries and the Companies and their respective subsidiaries as compared with the amounts shown on the December 31, 1997 balance sheets included in the Registration Statement and the Prospectus, or for the period from December 31, 1997 to such specified date there were any decreases, as compared with the fiscal quarter ended December 31, 1997 in net revenues or income before income taxes or in total or per share amounts of net income of OEI and its subsidiaries', Petrocon and its subsidiaries' or the Companies and their respective subsidiaries' operating income, net interest income, or net interest income after provision for loan losses, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by OEI, Petrocon and the Companies, as applicable, as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

            (3) the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial
         Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K, or does not agree with the corresponding amounts in the audited financial statements from which such amounts were derived;

         (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of OEI and its subsidiaries, Petrocon and its subsidiaries and each of the Companies and their respective subsidiaries, if any) set forth in the Registration Statement and the Prospectus, including the information set forth under the caption "Summary Historical and Pro Forma Combined Financial Data" and "Selected Historical and Pro Forma Combined Financial Data" in the Prospectus, agrees with the accounting records of OEI and its subsidiaries, Petrocon and its subsidiaries and the Companies and their respective subsidiaries, if any, excluding any questions of legal interpretation; [Discuss with Arthur Andersen how to describe the procedures they have agreed to apply to the annual historical financial statements of Petrocon and its subsidiaries for the years ended December 31, 1994 and 1995 that appear in the selected financial table.] and that they are not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles; and

         (iv) on the basis of a reading of the unaudited pro forma combined financial statements included in the Registration Statement and the Prospectus (the "pro forma combined financial statements"); carrying out certain specified procedures; making inquiries of certain officials of OEI, Petrocon and the Companies who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the pro forma combined financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; comparing the historical financial information for OEI, Petrocon and the Companies included in the pro forma combined financial statements with the historical financial statements contained in the Prospectus and finding them to be in agreement; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

      References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

      OEI shall have received from Arthur Andersen LLP (and furnished to the Representatives) a report with respect to a review of unaudited interim financial information of OEI for the quarters ending March 31, 1997 and 1998, in accordance with Statement on Auditing Standards No. 71.

      (h) The Representatives shall have received on each Closing Date a certificate, including exhibits thereto, addressed to the Representatives and dated such Closing Date, of the Secretary or an Assistant Secretary of OEI, signed in such officer's capacity as such officer, as to the (i) certificate of incorporation and bylaws of OEI, (ii) resolutions authorizing the execution and delivery of the Registration Statement, the Prospectus and the offering of the Shares, this Agreement and the performance of the transactions contemplated by this Agreement, (iii) the form of Common Stock certificate and the number of shares of Common Stock outstanding and (iv) incumbency of the person or persons authorized to execute and deliver the Registration Statement, this Agreement and any other documents contemplated by the offering of the Securities.

      (i) The Representatives shall have received on each Closing Date (i) certificates of the Secretaries of State of each State where OEI and its subsidiaries, Petrocon and its subsidiaries and each of the Companies and their respective subsidiaries, as applicable, is incorporated and doing business as to the good standing of OEI and its subsidiaries, Petrocon and its subsidiaries and each of the Companies and their respective subsidiaries, qualification of OEI and its subsidiaries, Petrocon and its subsidiaries and each of the Companies and their respective subsidiaries to do business as a foreign corporation, if applicable, and filing of annual reports and (ii) copies of all charter documents of OEI and its subsidiaries, Petrocon and its subsidiaries and each of the Companies and their respective subsidiaries certified by the Secretary of State of the state of such corporation's incorporation.

      (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of OEI and its subsidiaries, Petrocon and its subsidiaries or the Companies and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

      (k) OEI, Petrocon and the Companies shall deliver to the Representatives on each Closing Date such other documents as the Representatives shall reasonably request.

      If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to OEI in writing or by telephone or facsimile confirmed in writing.

      The documents required to be delivered by this Section 6 shall be delivered at the office Porter & Hedges, L.L.P., counsel for OEI, at 700 Louisiana, 35th Floor, Houston, Texas, on the Closing Date.

      7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of OEI to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, OEI will reimburse the Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

      8. INDEMNIFICATION AND CONTRIBUTION. (a) OEI agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that OEI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to OEI by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which OEI may otherwise have.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless OEI, each of its directors, each of its officers who signs the Registration Statement, and each person who controls OEI within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to OEI by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. OEI acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the legend in block capital letters on page 2 related to stabilization, syndicate covering transactions and penalty bids and, under the heading "Underwriting," (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable or insufficient to hold harmless an indemnified party for any reason, OEI and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which OEI and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by OEI on the one hand and by the Underwriters on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, OEI and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of OEI on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by OEI shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by OEI on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. OEI and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls OEI within the meaning of either the Act or the Exchange Act, each officer of OEI who shall have signed the Registration Statement and each director of OEI shall have the same rights to contribution as OEI, subject in each case to the applicable terms and conditions of this paragraph (d).

      9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or OEI. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to OEI and any nondefaulting Underwriter for damages occasioned by its default hereunder.

      10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to OEI prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in OEI's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

      11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of OEI or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or OEI or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

      12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon

Smith Barney General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney, at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, with a copy mailed, delivered or telefaxed to Morgan, Lewis & Bockius, LLP, at 101 Park Avenue, New York, New York, 10178-0060, (fax no. (212) 309-6273), Attention: Stephen P. Farrell; or, if sent to OEI, will be mailed, delivered or telefaxed to 2727 North Loop West, Suite 400, Houston, Texas, 77009, (fax no. (409) 840-2338) and confirmed to it at 2727 North Loop West, Suite 400, Houston, Texas 77009, Attention: Chief Financial Officer, with a copy mailed, delivered or telefaxed to Porter & Hedges, L.L.P., 700 Louisiana, 35th Floor, Houston, Texas, 77002, (fax no. (713) 226-0204), Attention: James M. Harbison, Jr.

      13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

      14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

      15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

      16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

      17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

      "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

      "Commission" shall mean the Securities and Exchange Commission.

      "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

      "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

      "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

      "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

      "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

      "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

      "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

      "Salomon Smith Barney" shall mean Smith Barney Inc.

                           [Signature page follows.]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among OEI and the several Underwriters.

                                    Very truly yours,

                                    OEI INTERNATIONAL, INC.


                                    By:________________________________
                                       Name:  M.L. Burrow
                                       Title: Chairman and Chief Executive
                                              Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SMITH BARNEY INC.
CIBC OPPENHEIMER CORP.
SANDERS MORRIS MUNDY INC.

By:  SMITH BARNEY INC.


By:___________________
   Name:
   Title:

For themselves and the other
several Underwriters named
in Schedule I to the
foregoing Agreement.

                                  SCHEDULE I

                                 UNDERWRITERS



                                                                Number of Firm
                                                                 Shares to be
NAME                                                               Purchased
Smith Barney, Inc.
CIBC Oppenheimer Corp.
Sanders Morris Mundy Inc.






Total                                                           _____________

                                 SCHEDULE II

                          FORM OF LOCK-UP AGREEMENT

                            OEI International, Inc.
                      Public Offering of 4,300,000 Shares
                                of Common Stock

                                                                        , 1998

Smith Barney Inc.
CIBC Oppenheimer Corp.
Sanders Morris Mundy Inc.
As Representatives of the several Underwriters, c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

      The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock, par value $0.001 per share (the "Common Stock"), of OEI International, Inc. ("OEI") and that the Underwriters propose to reoffer the Shares to the public.

      In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Smith Barney Inc. the undersigned will not directly or indirectly (and, except as may be disclosed in the Prospectus, will not announce or disclose any intention to) sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of [two years] after the date of the final Prospectus relating to the offering of the Shares to the public by the Underwriters. Prior to the expiration of such period, the undersigned will not announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period.

      The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

      In furtherance of the foregoing, OEI and , its Transfer Agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

      It is understood that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release [me/us] from [my/our] obligations under this letter agreement.

                            Very truly yours,


                           [SIGNATURE OF OFFICER, DIRECTOR OR MAJOR STOCKHOLDER]

                           [NAME AND ADDRESS]

EXHIBIT A

             Form of Opinion of Counsel to the Founding Companies

                  [Letterhead of Counsel to Founding Company]

                                                            _____________, 1998


OEI International, Inc.
2727 North Loop West, Suite 400
Houston, Texas 77008

Smith Barney Inc.
CIBC Oppenheimer Corp.
Sanders Morris Mundy Inc.
   as Representatives of the several Underwriters
c/o Salomon Smith Barney
   333 West 34th Street
   New York, New York 10001

Gentlemen:

      We have acted as counsel to ____________________, a _________________
corporation (the "COMPANY"), and ________________, _______________ and
_______________ (collectively, the "STOCKHOLDERS"), in connection with the Agreement and Plan of Reorganization dated as of _______________, 1998 (the "ACQUISITION AGREEMENT"), by and among OEI International, Inc., a Delaware corporation ("OEI"), _________ Acquisition, Inc., a ______________ corporation ("NEWCO"), the Company and the Stockholders. This opinion is delivered to you pursuant to Section 7.04(a)(ii)(B)(2) of the Acquisition Agreement and Sections _____ and ____ of the Underwriting Agreement dated _______________, 1998 (the "UNDERWRITING AGREEMENT"), by and between OEI and Smith Barney Inc., CIBC Oppenheimer Corp. and Sanders Morris Mundy Inc., individually and as representatives of the several underwriters named in Schedule A thereto. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Acquisition Agreement.

      We have examined the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Acquisition Agreement, (ii) the [Articles] [Certificate] of Merger dated

_____________ __, 1998, with respect to the Merger between Newco and the Company, (iii) the Lock-Up Agreements dated as of ___________, 1998, executed by the respective Stockholders in favor of the Underwriters (the "Lock-Up Agreements"), (iv) the Employment Agreement[s] dated as of __________ ___, 1998, between the Company and [each of]
 (the "Employment Agreement[s]"), (v) the Charter Documents, each as amended to date, of the Company, (vi) corporate records of the Company including minute books as furnished to us by the Company, (vii) certificates of public officials and of representatives of the Company, and (viii) such statutes and other instruments and documents as we have deemed appropriate as a basis for the opinions hereinafter expressed.

      In rendering the following opinions, we have relied on the respective representations and warranties of the Stockholders and the Company contained in the Acquisition Agreement and in certificates of the Stockholders and of officers of the Company with respect to the accuracy of the factual matters that form the basis for any of the opinions contained herein. In making our examination, we have assumed, without independent investigation, that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies of original documents conform to those original documents and all those original documents are authentic. In addition, we have assumed the due authorization, execution and delivery of all documents referred to herein by the parties thereto other than the Stockholders and the Company and the due authority of all persons executing such documents except the Stockholders and the persons executing those documents on behalf of the Company.

      On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State [Commonwealth] of _____________ and has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates under lease and to conduct its business as currently conducted. [The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction outside the State [Commonwealth] of _______________ in which the failure to so qualify would have a material adverse effect on its business.][The Company is not required to be qualified as a foreign corporation to do business in any jurisdiction in which the failure to so qualify would have a material adverse effect on its business.] To our knowledge, the Company is not in violation of any provision of its Charter Documents.

      2. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Acquisition Agreement and to effectuate the Merger and the other transactions contemplated thereby to be effected at or prior to the Closing. The execution and delivery of the Acquisition Agreement by the Company, and the performance by the Company of its obligations under the Acquisition Agreement, have been duly authorized by all necessary corporate action and proceedings required under its Charter Documents and applicable Governmental Requirements, including all actions required to be taken by the Stockholders [stockholders of the Company, IF LESS THAN ALL ARE SIGNING THE ACQUISITION AGREEMENT] to approve the Merger. Each Stockholder has the legal capacity to execute, deliver and perform such Stockholder's obligations under the Acquisition Agreement, the Lock-Up Agreement to which such Stockholder is a party, and the Employment Agreement to which such Stockholder is a party, if any.

      3. [Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of _____________ and has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates under lease and to conduct its business as currently conducted. [Each subsidiary of the Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction outside the State of _______________ in which the failure to so qualify would have a material adverse effect on its business.] [No such subsidiary is required to be qualified as a foreign corporation to do business in any jurisdiction in which the failure to so qualify would have a material adverse effect on its business.] To our knowledge, no such subsidiary is in violation of any provision of its Charter Documents.] [THIS PARAGRAPH 3 TO BE INCLUDED FOR GEI AND PETROCON ONLY.]

      [4. The issued and outstanding capital stock of each subsidiary of the Company is as represented by the Company and the Stockholders in Section 4.06 of the Disclosure Statement, and each share of such stock has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company directly or indirectly through wholly owned subsidiaries, free and clear of any Lien or, to our knowledge, any pending or threatened claim.] [THIS PARAGRAPH 4 TO BE INCLUDED FOR GEI AND PETROCON ONLY.]

      5. The Acquisition Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and
(c) any implied covenant of good faith and fair dealing. The Acquisition Agreement has been duly executed and delivered by the Stockholders and constitutes the legal, valid and binding obligation of the Stockholders, enforceable against the Stockholders in accordance with its terms, except as enforceability may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and
(c) any implied covenant of good faith and fair dealing. The Lock-Up Agreements to which the respective Stockholders are parties, have been duly executed and delivered by the Stockholder party thereto and constitute the legal, valid and binding obligation of that Stockholder, enforceable against that Stockholder in accordance with its terms, except as enforceability may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law and (c) any implied covenant of good faith and fair dealing. The Employment Agreement[s] to which [ is a party][ , , and , respectively, are parties] [has][have each] been duly executed and delivered by the Stockholder party thereto and constitutes the legal, valid and binding obligation of that Stockholder, enforceable against that Stockholder in accordance with its terms, except as enforceability may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (c) any implied covenant of good faith and fair dealing.

      6. Neither the execution, delivery and performance of the Acquisition Agreement nor the consummation of the transactions contemplated thereby do or will (a) violate, breach or constitute a default (or an event which with notice or lapse of time or both could become a default) under (i) any Charter Document of the Company [or any of its Subsidiaries], (ii) any Governmental Requirement applicable to the Company [or any of its Subsidiaries] or by which [its property is] [their respective properties are] bound, or (iii) any Material Agreement of the Company [or any of its Subsidiaries] known to us or (b) cause or result in the loss by the Company [or any Subsidiary] of a material benefit under, or give rise to the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of the Company [or any of its Subsidiaries] (or upon any revenues, income or profits of the Company [or any of its Subsidiaries] therefrom) pursuant to any such Material Agreement or any right of termination, amendment, acceleration or cancellation of any Material Agreement. The execution, delivery and performance in accordance with its terms by any Stockholder of the Acquisition Agreement, the Lock-Up Agreement to which that Stockholder is a party and the Employment Agreement to which that Stockholder is a party, and the consummation of the transactions contemplated thereby do not and will not, (a) violate or conflict with any Governmental Requirement applicable to any of the Stockholders, (b) breach or constitute a default under any material agreement or instrument known to us to which any Stockholder is a party or by which any Stockholder or any of the shares of Company Capital Stock owned by any Stockholder are bound or subject or (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of any Stockholder (or upon any revenues, income or profits of any Stockholder therefrom) or the Company [or any of its Subsidiaries] pursuant to any such agreement or instrument.

      7. Except for the filing of the [Articles] [Certificate] of Merger with the [Secretary of State] of the State [Commonwealth] of , no Governmental Approvals are required to be obtained, and no reports or notices or filings with any Governmental Authority are required to be made, by the Company or any Stockholder for the execution, delivery or performance by the Company of the Acquisition Agreement, the enforcement against the Company and the Stockholders of their respective obligations thereunder or the effectuation of the Merger or the other transactions contemplated thereby to be effected at or prior to the Closing.

      8. To our knowledge, except pursuant to the Acquisition Agreement, there are no existing options, warrants, subscriptions or other rights to purchase or securities convertible into or exchangeable for, the capital stock of the Company [or any of its Subsidiaries]. To our knowledge, except as disclosed pursuant to the Acquisition Agreement, neither the Company nor any Stockholder is a party to or bound by any agreement, instrument, contract, obligation, commitment or understanding of any character, except for the Acquisition Agreement, relating to the sale, assignment, conveyance, encumbrance, transfer or delivery of any capital stock of the Company [or any of its subsidiaries] or all or substantially all the assets of the Company.

      9. To our knowledge, there is no pending or threatened Litigation that (a) questions the validity of the Acquisition Agreement, any Lock-Up Agreement or any Employment Agreement or any action taken or to be taken by the Company or any Stockholder in connection with the Acquisition Agreement, any Lock-Up Agreement or any Employment Agreement, at law or in equity, before or by any Governmental Authority or before any arbitrator or (b) if adversely determined, would have a material adverse effect (i) on the condition (financial or other), earnings, business, operations or prospects of the Company [and its Subsidiaries, taken as a whole], (ii) on the ability of the Company to perform its obligations under the Acquisition Agreement or (iii) on the ability of any Stockholder to perform his [or her] obligations under the Acquisition Agreement, the Lock-Up Agreement to which that Stockholder is a party or that Stockholders' Employment Agreement.

      10. Immediately prior to the Effective Time: (a) the authorized Capital Stock of the Company consisted of __________ shares of common stock, par value $_____ per share, of which _____ shares were issued and outstanding; (b) all such outstanding shares of Capital Stock of the Company were (i) duly authorized and validly issued in accordance with the applicable Governmental Requirements of the State of _______________ and the Charter Documents of the Company, (ii) fully paid and nonassessable, (iii) not issued in violation of any preemptive rights, rights of first refusal or other similar rights, and (iv) to our knowledge, were issued in compliance with the applicable provisions of federal and state securities laws; (c) except as disclosed pursuant to the Acquisition Agreement, no shares of Capital Stock of the Company were held in the treasury of the Company; and (d) the Stockholders owned all the issued and outstanding shares of Capital Stock of the Company free and clear, to our knowledge, of any Lien or adverse claim.

      11. The [Articles] [Certificate] of Merger complies with the applicable law of the State [Commonwealth] of _______________ and, following the filing thereof by the Surviving Corporation with the [Secretary of State] of the State [Commonwealth] of _______________ and the payment of all applicable filing fees with respect thereto, the Merger will be effective at the Effective Time. [Upon the Effective Time, no former stockholder of the Company will be entitled to exercise any rights as a dissenting stockholder with respect to the Merger.]

[IMMEDIATELY PRECEDING SENTENCE FOR GEI, PS&S AND W-I ONLY.]

            In the opinions set forth above, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared this opinion, signed this letter or been actively involved in assisting and advising the Company and the Stockholders in connection with the negotiation, execution and delivery of the Acquisition Agreement and related matters, without any independent investigation by any lawyer of this Firm.

            The opinions expressed in paragraph 1 [and paragraph 3] as to the qualification and good standing of [each of] the Company [and its Subsidiaries] as a foreign corporation are based solely on our review of certificates of public officials of the relevant jurisdiction.] The Acquisition Agreement provides, except where otherwise specifically provided, that it is to be governed by and construed and enforced in accordance with the substantive laws of the State [Commonwealth] of _______________. For purposes of our opinions expressed in paragraph 5 above, we have assumed, with your approval, that the laws of the State of Texas are identical to the laws of the State [Commonwealth] of _______________, and no opinion is expressed herein as to any matter governed by any law other than the laws of the State [Commonwealth] of _______________ and the federal laws of the United States of America, each as in effect on the date hereof.

            The opinions expressed in paragraph 5 above are subject to the additional qualification that we express no opinion as to the enforceability of
(a) any severability or reformation provisions contained in the Acquisition Agreement, any Lock-Up Agreement or any Employment Agreement, (b) any provisions in the Acquisition Agreement, any Lock-Up Agreement or the Employment Agreement which purport to entitle a party to indemnification in respect of any matter arising under any securities laws or to the extent indemnification in respect of any matter would otherwise be against public policy, (c) any provisions of the Acquisition Agreement, any Lock-Up Agreement or any Employment Agreement purporting to establish a right to enforce a covenant or restriction by injunctions or restraining orders or (d) any provisions of the Acquisition Agreement, any Lock-Up Agreement or any Employment Agreement that have the effect of prohibiting oral amendments or waivers of any provisions of those documents.

      This opinion and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof. This opinion is being furnished to you for use solely in connection with the transactions being consummated pursuant to the Acquisition Agreement and the Underwriting Agreement. No other use or distribution of this opinion may be made without our prior written consent, except that this opinion may be provided to and relied upon by _____________, as Agent, and the other [Lenders] parties to the [Credit Agreement] dated
    , 1998 with OEI.

                                          Very truly yours,